Exhibit 5.2

MORRIS JAMES LLP

June 8, 2016

Harley-Davidson Customer Funding Corp.
222 West Adams Street, Suite 2000
Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel to Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Company”), as depositor of the Harley-Davidson Motorcycle Trust 2016-A (the “Trust”) created to issue asset-backed notes (the “Securities”) in connection with the preparation of a Registration Statement on Form SF-3 (Registration No. 333-208825), as amended, including the prospectus constituting a part thereof, filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 31, 2015 and last amended by Pre-Effective Amendment No. 4, which became effective on April 18, 2016 (as amended, the “Registration Statement”), the preliminary prospectus dated May 27, 2016, and the final prospectus, dated June 7, 2016 (collectively, the “Prospectus”), filed with the SEC under the Securities Act. The Securities will be issued under and pursuant to the terms of the Indenture, to be dated on or about June 15, 2016 (the “Indenture”), between the Trust and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Indenture Trustee”). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus. This opinion is furnished pursuant to your request.

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined the following documents:

(a)                               the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; and

(b)                              the proposed form of the Indenture;

(c)                               the Trust Agreement;

(d)                             the proposed form of Sale and Servicing Agreement;

(e)                               the proposed form of Transfer and Sale Agreement;

(f)                                the proposed form of Administration Agreement; and

Harley-Davidson Customer Funding Corp.

(g)                              the proposed form of Amended and Restated Trust Agreement, dated on or about June 8, 2016, among the Trust, Harley-Davidson Credit Corp. and Wilmington Trust, National Association, as underlying trustee.

We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion.  Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion, upon the issuance of the Securities in accordance with the terms of the Trust Agreement, such Securities will be the legal, valid and binding obligations of the issuing Trust and its trustee under the laws of the State of Delaware.

The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

A.                                We have assumed the Registration Statement, as amended, has become effective under the Securities Act;

B.                                 We have assumed the Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, and the Trust shall have taken action to establish the terms of such Securities and to authorize the issuance and sale of such Securities;

C.                                 We have assumed the Indenture relating to such Securities will be duly executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement;

D.                                We have assumed the Indenture relating to such Securities will be qualified under the Trust Indenture Act of 1939, as amended;

E.                                  We have assumed such Securities will be duly executed, delivered and authenticated in accordance with the applicable Indenture relating to them;

F.                                   We have assumed such Securities will be issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by the Prospectus with respect to such issuance and sale, and the acts, proceedings and documents referred to above;

Harley-Davidson Customer Funding Corp.

G.                                We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinions are limited to the laws of the State of Delaware;

H.                                We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified; and

I.                                      We have not participated in the preparation of any offering materials with respect to the Securities and assume no responsibility for their contents.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement and we further consent to the use of our name under the captions “Certain Delaware Taxes” and “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Morris James LLP

LCL/pab